Exhibit 99.1

For more information, please contact,
About Liberty:

•	New York: Alexandra Ames (212) 885-0608 — Alexandra.Ames@hillandknowlton.com

•	Madrid: Jorge Peidro + 91 435 1122 — Jorge.peidro@hillandknowlton.com

•	London: Sara Jurkowsky 0207 973 5970 / 07894 459 589 — sara.jurkowsky@hillandknowlton.com Or, Marie Cairney 0207 973 5954 / 07790 773 412 — marie.cairney@hillandknowlton.com

About Grupo Prisa:

•	Barbara Manrique, Communications Director, Grupo Prisa, Madrid + 34 91 330 10 79 — bmanrique@prisa.es

GRUPO PRISA AND LIBERTY ACQUISITION HOLDINGS ANNOUNCE
DEAL TO DRIVE PRISA DIGITAL, LATIN AMERICA GROWTH

MADRID, SPAIN and NEW YORK, NY. – March 5, 2010 – Grupo Prisa (MCE: PRS.MC) and Liberty Acquisition Holdings Corp. (NYSE AMEX: LIA, LIA.U, LIA.WS) today announced a combination of the two companies and a rights issue reserved for current Prisa shareholders by Grupo Prisa, resulting in a cash infusion of up to $900 million in Prisa. Grupo Prisa is the leading Spanish and Portuguese-language media group whose interests include news, entertainment, education and digital enterprises in Spain, Portugal, Brazil and Hispanic Latin America.

“Liberty’s investment in Prisa demonstrates their strong belief in the underlying value of Grupo Prisa’s market-leading positions in educational publishing, press, audiovisual and digital, and in our strategy for growth,” said Grupo Prisa Chairman of the Board Ignacio Polanco.

“The combination with Liberty will allow Prisa to optimize the deleveraging of its balance sheet, and will facilitate the completion of previously announced asset sales,” said Grupo Prisa Chief Executive Officer Juan Luis Cebrián. “As a result of the transaction and of the €150 million rights issue offered to our current shareholders, Prisa believes it will emerge in a stronger position to pursue growth opportunities in its core businesses in Spanish and Portuguese-speaking markets around the world.”

“Prisa is a global media company with market-leading businesses and a robust portfolio of brands that are widely recognized by Spanish and Portuguese speakers all around the world,” said Liberty Chief Executive Officer Nicolas Berggruen. “We believe that this combination will help Prisa to complete its financial restructuring plan and positions it for growth over the next few years.”

“Prisa has a strong management team in place that has skillfully diversified its media and content offerings across press, television, radio and education, and is developing digital platforms that will solidify the company’s leadership position in its core markets,” added Liberty Chairman of the Board Martin E. Franklin. “We are confident in Prisa’s potential to increase its digital market penetration, to leverage its print and broadcast content and to accelerate its revenue growth in Latin America.”

Despite the pressures imposed by high leverage and the challenging economic environment, Prisa’s management has generated over €1 billion of operating cash flow over the past two years. This capital infusion is expected to allow future free cash flows to be redirected into numerous growth opportunities across the group, particularly in digital platforms and in Latin America.

“We believe that Digital+, the group’s largest asset and the leading provider of pay-TV services in Spain, will become an engine for future growth by capitalizing on the recently announced partnerships and embracing exciting new technological advancements” added Franklin.

The combination of the two companies and the concurrent €150 million Prisa rights issue reserved for Prisa shareholders will provide Prisa access to Liberty’s cash (up to $900 million, subject to redemptions by Liberty public shareholders) in exchange for newly issued Prisa shares and newly issued class A ordinary shares and convertible non-voting shares in Prisa, which will be issued directly to Liberty’s shareholders in exchange for their Liberty shares. The combination of class A ordinary shares and convertible non-voting shares in Prisa is intended to provide a value of US$11 per share to Liberty’s public shareholders. The convertible non-voting shares in Prisa carry a 7% annual coupon and will be convertible into the class A ordinary shares at a conversion price of €4.50. In addition, Liberty’s outstanding warrants will be amended to provide for an exchange of each warrant for a combination of cash, Prisa Class A ordinary shares and Prisa convertible non-voting shares, intended to provide aggregate value of $2.15 per warrant. Upon completion of these transactions, it is expected that Liberty’s shareholders and warrantholders will comprise over 50% of Prisa’s shareholder base on a fully diluted basis.

The deal will require shareholder approvals at each company, Spanish regulatory approval, as well as completion of the restructuring of Prisa’s debt facilities and the satisfaction of other customary closing conditions. The warrant exchange will also require the approval of the holders of a majority of Liberty’s outstanding warrants. These transactions will increase Prisa’s stock market liquidity with approximately 70 percent of the company’s equities expected to be publicly traded through the Madrid Stock Exchange and ADSs in the US.

Both parties expect to complete the transaction by mid-year.

Violy & Co. are serving as the financial advisors for Grupo Prisa, and Tegris Advisors, LLC, are serving as the financial advisors for Liberty. Citi and Barclays Capital are acting as capital markets advisors for Liberty. Wachtell, Lipton, Rosen & Katz is US legal counsel for Prisa and Greenberg Traurig LLP is US legal counsel for Liberty. Cortés Abogados is serving as Spanish legal counsel for Prisa and Garrigues is Spanish legal counsel for Liberty.

About Grupo Prisa:
Prisa is the world’s leading Spanish and Portuguese-language business group in the fields of education, information and entertainment. Present in 22 countries, it reaches more than 50 million users through its global brands El País, 40 Principales, Santillana and Alfaguara. Its presence in Brazil and Portugal and among the growing Hispanic community in the US has given the group an Ibero-American dimension and has opened up a potential global market of 700 million people.

About Liberty:
Liberty Acquisition Holdings Corp. is a publicly traded company formed for the purpose of effecting a business combination with one or more operating businesses. Liberty completed its initial public offering of 103,500,000 units at $10.00 per unit in December 2007. Each unit was comprised of one share of common stock and one half (1/2) of one warrant to purchase a share of its common stock.

Disclaimer:
This press release does not constitute an offer to sell, or an invitation to subscribe for or purchase, any securities or the solicitation of any approval in any jurisdiction, nor shall there be any sale, issuance or transfer of the securities referred to in this press release in any jurisdiction in contravention of applicable law. This press release is not an offer of securities for sale in the United States. No securities will be offered or sold in the United States absent registration or an exemption from registration.

This press release does not constitute a prospectus or prospectus equivalent document.
This press release is not intended for distribution to, or use by any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law or regulation.

Forward-Looking Statements:
This press release may include “forward looking statements” within the meaning of the “safe harbor” provisions of the United Stated Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Investors are cautioned that such forward looking statements with respect to revenues, earnings, performance, strategies, prospects and other aspects of the businesses of Prisa, Liberty and the combined group after completion of the proposed business combination are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement between Prisa and Liberty (the “Business Combination Agreement”), including, but not limited to, the inability of Prisa to enter into definitive documents with its lenders regarding a restructuring of Prisa’s indebtedness; (2) the outcome of any legal proceedings that may be instituted against Prisa and others following announcement of the Business Combination Agreement and transactions contemplated therein; (3) the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain Liberty stockholder approval, Liberty warrantholder approval or Prisa stockholder approval, (4) delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the transactions contemplated by the Business Combination Agreement; (5) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein; (6) the ability to recognize the anticipated benefits of the combination of Prisa and Liberty; (7) costs related to the proposed combination; (8) the limited liquidity and trading of Liberty’s securities; (9) changes in applicable laws or regulations; (10) the possibility that Prisa may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in Prisa’s or Liberty’s filings with the SEC.

Readers are referred to Liberty’s most recent reports filed with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It:
This press release may be deemed to be solicitation material in respect of the proposed business combination involving Prisa and Liberty. In connection with the proposed business combination, Prisa intends to file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of Liberty that also constitutes a prospectus of Prisa. Liberty will mail the proxy statement/prospectus to its stockholders and warrantholders. Liberty stockholders, warrantholders and other investors are urged to read the proxy statement/prospectus regarding the proposed business combination and warrant amendment when it becomes available because it will contain important information regarding Liberty, Prisa, the proposed business combination, the proposed warrant amendment and related matters. You may obtain copies of all documents regarding this business combination, warrant amendment and other documents filed by Liberty with the SEC, free of charge, at the SEC’s website (www.sec.gov) or by sending a request to Liberty Acquisition Holdings Corp., 1114 Avenue of the Americas, 41st floor, New York, New York 10036, or by calling Liberty at (212) 380-2230. Prisa will also file certain documents with the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”) in connection with its shareholders’ meeting to be held in connection with the proposed business combination, which will be available on the CNMV’s website at www.cnmv.es.

Participants in the Business Combination:
Prisa and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Liberty in connection with the proposed business combination and from the warrantholders of Liberty in connection with the proposed warrant amendment. Information regarding the special interests of these directors and executive officers in the merger will be included in the Registration Statement on Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed business combination) and the other relevant documents filed with the SEC.

Liberty and its directors and officers may be deemed to be participants in the solicitation of proxies from Liberty’s stockholders in respect of the proposed business combination and from the warrantholders of Liberty in connection with the proposed warrant amendment. Information regarding the officers and directors of Liberty is available in Liberty’s annual report on Form 10-K for the year ended December 31, 2009, which has been filed with the SEC. Additional information regarding the interests of such potential participants will also be included in the Registration Statement on Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed business combination and proposed warrant amendment) and the other relevant documents filed with the SEC.